EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION

         In connection with the quarterly report of BCS Solutions (the "Company") on Form 10-Q for the period ended January 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), I, Tyler Vorhies, President of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 14, 2011                          /s/ Tyler Vorhies
                                        -----------------
                                        Tyler Vorhies, President, Principal
                                        Executive Officer, Principal Financial
                                        and Accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.